                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       March 31, 2000
                                                 ----------------------------


                      COMPOST AMERICA HOLDING COMPANY, INC.
-----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


New Jersey                            0-27832               22-2603175
-----------------------------------------------------------------------------
(State or other                    (Commission           (IRS Employer
jurisdiction of                    File Number)          Identification No.)
incorporation)


  One Gateway Center, 25th floor  Newark, New Jersey            07102
-----------------------------------------------------------------------------
  (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code (973) 297-5400
                                                   --------------------------


                                       N/A
-----------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

PLEASE ADDRESS ALL CORRESPONDENCE TO:   Mark Gasarch, Esq.
                                        40 West 57th Street
                                        33rd Floor
                                        New York, New York 10019

Item 2. Acquisition or Disposition of Assets

         On March 31, 2000 Compost America Holding Company, Inc. (the "Company") entered into a Stock Purchase Agreement (the "Agreement") to sell to Synagro Technologies, Inc., ("Synagro"), a Delaware corporation located at 1800 Bering Drive, Suite 1000, Houston, Texas 77057, all of the shares of the Company's wholly-owned subsidiary, Environmental Protection & Improvement Company, Inc. ("EPIC"), a New Jersey corporation, for a purchase price of approximately $37,500,000 plus an earn-out anticipated to equal approximately $5,400,000 and other adjustments. The Agreement provides that the obligation of Synagro to complete this transaction is contingent upon Synagro obtaining a satisfactory financing commitment no later than April 14, 2000, and other conditions, including notification to the Company's nonconsenting shareholders in the manner required by the New Jersey Business Corporation Act. The Company's Board of Directors (the "Directors") and shareholders holding a majority of the Company's voting common shares (the "Majority Shareholders") and the Directors of Synagro already have approved the sale.

         EPIC generates almost all of the Company's revenues and cash flow from operations. The net cash proceeds from this sale, and from a loan from a shareholder at closing, estimated to be approximately $40,550,000, will be used primarily to (1) pay long term debt, (2) exercise the option to purchase approximately 16% of American Marine Rail, LLC ("AMR") membership interests, bringing the Company's potential ownership of AMR up to approximately 24%, (3) pay EPIC employee termination costs, (4) pay short-term loans and legal fees to the Company's Class A and Class C Preferred shareholders, (5) settle various notes and accounts payable and other claims and (6) provide working capital for the Company to conduct its business and pursue its development options.

Item 5. Other Events

         On March 6, 2000 the Directors and the Majority Shareholders had approved (1) a Sharing Agreement between the Company and the holders of its Class A and Class C Preferred Shares (the "Preferred Shares"), affiliates of the Company, (as amended and reapproved by the Directors and the Majority Shareholders on March 23, 2000) which, in exchange for a release of such holders' claims on the stock of EPIC, among other things, grants to these holders of Preferred Shares a first lien on the proceeds of an earn-out agreement with Synagro relating to the sale of EPIC and on the Company's AMR interests to secure the partial redemption of these Preferred Shares, (2) the restructuring of the loan of Lionhart Global Appreciation Fund and its affiliates to the Company, (3) the repayment of certain other debts, (4) the Company's exercise of its options to purchase approximately 16% of AMR's membership interests, (5) the restructuring of a loan from a shareholder and the granting of a first mortgage on the Company's Miami property to secure that loan, (6) the settlement of various litigation matters involving the Company and
(7) the payment of financial advisory fees pertaining to the sale of EPIC to Synagro.

         On March 23, 2000 the Directors and the Majority Shareholders of the Company approved amendments to the Designation of Rights of the Company's Series A, Series C and Series D Preferred Stock (the "Preferred Stock") to provide that
(1) the Company may pay dividends on the Preferred Stock, in cash or in shares of the Company's Common Stock, through November 3, 2004 (previously November 3,
1999) and (2) the Company must treat all three series of Preferred Stock alike in terms of the payment of dividends.

         On March 28, 2000 the Company was advised by Arthur Andersen LLP, the Company's auditors for its fiscal year ended April 30, 1998, that Arthur Andersen LLP had withdrawn its Auditors' Report dated January 12, 1999 on the Company's financial statements for the fiscal year ended April 30, 1998. This withdrawal was based upon the information set forth on pages 17, 19, F-12 and in the Auditor's Report included in the Company's Form 10-KSB for its fiscal year ended April 30, 1999, as filed on March 20, 2000.

Item 7. Financial Statements and Exhibits

         (c)  Exhibits

              2. Stock Purchase Agreement By and Between Synagro Technologies, Inc. and Compost America Holding Company, Inc. dated March 31, 2000.*

              4.1 Amendment to Series A Preferred Stock Designation of Rights*

              4.2 Amendment to Series C Preferred Stock Designation of Rights*

              4.3 Amendment to Series D Preferred Stock Designation of Rights*

             99.1 Letter dated March 28, 2000 from Arthur Andersen LLP to the
                  Company*




              *  To be filed by amendment.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 4, 2000


                                    COMPOST AMERICA HOLDING COMPANY, INC.
                                    (Registrant)



                                    By /s/ Richard L. Franks
                                       ---------------------------------
                                       Richard L. Franks, Vice-President,
                                       General Counsel, Asst. Secretary